   As filed with the Securities and Exchange Commission on: February 13, 1998

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                            ------------------------


      Date of Report (Date of earliest event reported): February 12, 1998



                              THE GNI GROUP, INC.
             (Exact name of registrant as specified in its charter)



DELAWARE                           0-10735                  76-0232338
(State or other juris-             (Commission              (I.R.S. Employer
diction of incorporation)          File Number)             Identification No.)



2525 BATTLEGROUND ROAD, DEER PARK, TEXAS       77536        (281) 930-0350
(Address of Principal Executive Offices)     (Zip Code)     (Registrant's
                                                            telephone number
                                                            including area code)

================================================================================



Page 1 of 3 Pages

                                    FORM 8-K

                                 CURRENT REPORT


ITEM 1(b).       CHANGES IN CONTROL OF REGISTRANT.

         The GNI Group, Inc. (GNUC) today announced that it has entered into a definitive merger agreement pursuant to which 399 Venture Partners, Inc. will, in conjunction with certain members of management (Investor Group), acquire the Company.

         Under the terms of the agreement, which is subject to approval by a majority of the Company's shareholders, regulatory review, and other conditions, shareholders will receive $7.00 per share in cash. The management members of the Investor Group have agreed to retain an equity ownership interest in the Company following the merger. Certain shareholders, including members of management, representing approximately 29% of the fully diluted common shares, have executed agreements to vote their shares in favor of the merger at the shareholders' meeting, which the Company expects to call in the spring.

         Donaldson, Lufkin & Jenrette Securities Corporation will act as exclusive financial advisor to 399 Venture Partners in connection with the transaction. The Board of Directors of the Company has recommended that shareholders vote in favor of the merger and has received a fairness opinion from Sanders Morris Mundy Inc. that the transaction is fair, from a financial point of view, to the public shareholders.

         Mr. Rush, the President and CEO of GNI, said, "I'm pleased that through the efforts of 399 Venture Partners and GNI's management, we are able to provide the Company's shareholders with liquidity through this transaction. It is an exciting opportunity for the Company, its employees and customers, and brings excellent value to all of the Company's shareholders."

         The GNI Group, Inc. headquartered in Deer Park, Texas, is engaged in the manufacture of specialty chemicals and in hazardous and non-hazardous waste management.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements.

                          Not Applicable.

         (b)     Pro forma financial information.

                          Not Applicable.

         (c)     Exhibits.

                 99. Agreement and Plan of Merger between Green I Acquisition Corp. and The GNI Group, Inc. dated as of February 12, 1998.

Page 2 of 3 pages

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE GNI GROUP, INC.



DATE:  February 13, 1998                 /s/ Carl V Rush, Jr.
       -----------------                 --------------------
                                         Carl V Rush, Jr.
                                         President and CEO

Page 3 of 3 Pages

                                                                  EXECUTION COPY





                          AGREEMENT AND PLAN OF MERGER

                                    between

                           GREEN I ACQUISITION CORP.

                                      and

                              THE GNI GROUP, INC.


                         Dated as of February 12, 1998

                               TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE I
         THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 SECTION 1.01.  The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 SECTION 1.02.  Company Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 SECTION 1.03.  Effective Time; Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 SECTION 1.04.  Effect of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 SECTION 1.05.  Articles of Incorporation; By-laws  . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 SECTION 1.06.  Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 SECTION 1.07.  Conversion of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 SECTION 1.08.  Employee Stock Options; Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 SECTION 1.09.  Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 SECTION 1.10.  Surrender of Shares; Stock Transfer Books . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 SECTION 2.01.  Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 SECTION 2.02.  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 SECTION 2.03.  Authorization and Validity of Agreement . . . . . . . . . . . . . . . . . . . . . . . . 7
                 SECTION 2.04.  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 SECTION 2.05.  No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 SECTION 2.06.  SEC Reports; Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 SECTION 2.07.  Disclosure Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 SECTION 2.08.  Compliance with Law; Environmental Matters  . . . . . . . . . . . . . . . . . . . . .  10
                 SECTION 2.09.  Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 SECTION 2.10.  No Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 SECTION 2.11.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 SECTION 2.12.  Employee Benefit Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 SECTION 2.13.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 SECTION 2.14.  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 SECTION 2.15.  Other Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 SECTION 2.16.  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 SECTION 2.17.  Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 SECTION 2.18.  Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 SECTION 2.19.  Real Property and Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 SECTION 2.20.  Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 SECTION 2.21.  Certain Business Practices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 SECTION 2.22.  [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 SECTION 2.23.  Customers and Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 SECTION 2.24.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 SECTION 2.25.  Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                 SECTION 2.26.  Stock Retention and Voting Agreements   . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 SECTION 3.01.  Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 SECTION 3.02.  Authorization and Validity of Agreement . . . . . . . . . . . . . . . . . . . . . . .  21
                 SECTION 3.03.  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 SECTION 3.04.  No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 SECTION 3.05.  Disclosure Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 SECTION 3.06.  Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IV
          COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 SECTION 4.02.  Access; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 SECTION 4.03.  Preparation of Company Statement;
                                Shareholders' Meeting; Further Actions  . . . . . . . . . . . . . . . . . . . . . . .  25
                 SECTION 4.04.  Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 SECTION 4.05.  Recapitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 SECTION 4.06.  Acquisition Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 SECTION 4.07.  D&O Indemnification and Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 SECTION 4.08.  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 SECTION 4.09.  Debt Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 SECTION 4.10.  Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 SECTION 4.11.  Schedule 13-E . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 SECTION 4.12.  Certain Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE V
         CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 SECTION 5.01.  Conditions to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VI
          TERMINATION, AMENDMENT AND WAIVER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 SECTION 6.01.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 SECTION 6.02.  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 SECTION 6.03.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 SECTION 6.04.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 SECTION 6.05.  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE VII
           GENERAL PROVISIONS     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 SECTION 7.01.  Non-Survival of Representations,
                                Warranties and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 SECTION 7.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                 SECTION 7.03.  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 SECTION 7.04.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 SECTION 7.05.  Entire Agreement; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 SECTION 7.06.  Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 SECTION 7.07.  Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 SECTION 7.08.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 SECTION 7.09.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 SECTION 7.10.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44


EXHIBIT A                 Amended and Restated Certificate of Incorporation of
(omitted)                 The GNI Group, Inc.

EXHIBIT B                 Amended and Restated By-Laws of The GNI Group, Inc.
(omitted)

EXHIBIT C-1               Voting Agreement
(omitted)

EXHIBIT C-2               Management Voting Agreement
(omitted)

EXHIBIT 4.01(k)(iv)       Capital Budget
(omitted)

                           GLOSSARY OF DEFINED TERMS


       Defined Term                                                             Location of Definition
       ------------                                                             ----------------------
       Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.06
       affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(a)
       Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Preamble
       beneficial owner  . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(b)
       Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03
       Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.02
       business day  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(c)
       Capital Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03
       Capital Lease Obligations . . . . . . . . . . . . . . . . . . . . . .    Section 7.03
       Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.03
       Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.09(b)
       Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.12(a)
       Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Preamble
       Company Disclosure Schedule . . . . . . . . . . . . . . . . . . . . .    Section 2.01
       Company SEC Documents . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.06
       Company Statement . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.07
       control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(f)
       Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.07(a)
       Debt Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.09
       defined benefit plan  . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.12(b)
       Delaware Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Recitals
       Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.09(a)
       D&O Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.07(b)
       Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.03
       Equity Financing  . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 3.06
       ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(m)
       ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(n)
       Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.04
       Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.08(a)
       Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 6.03(d)
       First Analysis  . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.17
       Funded Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(o)
       Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.03(d)
       Governmental Order  . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.08
       Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(p)
       HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.04

                           GLOSSARY OF DEFINED TERMS

       Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.07(a)
       Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.14(d)
       Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(r)
       Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.08
       Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.19(d)
       Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.19(b)
       Management Voting Agreement . . . . . . . . . . . . . . . . . . . . .    Section 1.07(c)
       Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(s)
       Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.20(a)
       Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Recitals
       Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.07(a)
       Mirror Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . .    Section 4.10
       Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(t)
       Ordinary Course of Business . . . . . . . . . . . . . . . . . . . . .    Section 7.03(u)
       Option Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.08
       Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.08
       Owned Intellectual Property . . . . . . . . . . . . . . . . . . . . .    Section 2.14(a)
       Owned Real Property . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.19(b)
       Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.10(a)
       Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.05
       Permitted Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.19(b)
       Per Share Amount  . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.07(a)
       Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(v)
       Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(w)
       Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.02(a)
       Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Preamble
       Purchaser Disclosure Schedule . . . . . . . . . . . . . . . . . . . .    Section 3.03
       Registration Statement  . . . . . . . . . . . . . . . . . . . . . . .    Section 4.12
       Revolver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.9 (b)
       Rollover Shareholder  . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.07(c)
       Sanders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.02(a)
       Schedule 13E-3  . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.07
       SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.10(a)
       Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.04
       Shareholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Recitals
       Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Recitals
       Shareholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.03(c)
       Stockholders Agreement  . . . . . . . . . . . . . . . . . . . . . . .    Section 5.01(c)(viii)
       subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(aa)
       Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.01

                           GLOSSARY OF DEFINED TERMS

       Swap Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(bb)
       Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.13(a)
       Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.13(a)
       Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.02(a)
       Voting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.26
       Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.08(b)

                 AGREEMENT AND PLAN OF MERGER, dated as of February 12, 1998 (this "Agreement"), between GREEN I ACQUISITION CORP., a Delaware corporation ("Purchaser"), and The GNI Group, Inc., a Delaware corporation (the "Company").

                 WHEREAS, the Boards of Directors of Purchaser and the Company have each determined that it is in the best interests of its shareholders for Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein; and

                 WHEREAS, also in furtherance of such acquisition, the Board of Directors of Purchaser and the Company has each approved the merger (the "Merger") of Purchaser with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") upon the terms and subject to the conditions set forth herein; and

                 WHEREAS, Purchaser is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, certain beneficial and record stockholders of the Company have entered into certain voting agreements, substantially in the form as set forth in Exhibits C-1 and C-2 hereto, providing for certain actions relating to certain of the shares of common stock, par value $.01 per share, of the Company (shares of common stock of the Company being collectively referred to as "Shares" and individually as a "Share") owned or controlled by them;

                 WHEREAS, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

                 WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser and the Company hereby agree as follows:


                                    ARTICLE
                                   THE MERGER

                 SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in Article V, and in accordance with Delaware Law, at the Effective Time (as hereinafter defined), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                 SECTION 1.02 Company Action. (a) The Company hereby represents that (i) the Board of Directors of the Company (the "Board"), at a meeting duly called and held on February 10, 1998, has (A) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement (collectively, the "Transactions") and the Transactions are fair to and in the best interests of the holders of Shares, (B) approved and adopted this Agreement and the Merger and (C) recommended that the shareholders of the Company approve and adopt this Agreement and the Merger and (ii) Sanders Morris Mundy Inc. ("Sanders") has delivered to the Board an opinion to the effect that, as of the date of this Agreement, the cash consideration to be received in the Merger by the holders of Shares (other than Purchaser and its affiliates and any other holders of Shares who will retain Shares following consummation of the Merger) is fair from a financial point of view to such holders. The Company agrees to include in the Company Statement (as defined in Section 2.07) the recommendation of the Board described in the immediately preceding sentence.

                 (b) The Company shall take all action as may be necessary to effect the Transactions as contemplated by this Agreement, including, without limitation, promptly mailing the Company Statement to the record holders and beneficial owners of the Shares.

                 SECTION 1.03 Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article V, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form or forms as is required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "Effective Time"). Prior to such filing, a closing shall be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article V.

                 SECTION 1.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                 SECTION 1.05 Articles of Incorporation; By-laws. (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit A attached hereto until thereafter amended as provided by law and such Certificate of Incorporation.

                 (b) At the Effective Time, the By-laws of the Surviving Corporation shall be amended to read as set forth in Exhibit B attached hereto until thereafter amended as provided by law and such By-laws.

                 SECTION 1.06 Directors and Officers. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                 SECTION 1.07. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

                 (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 1.07(b), any Shares to remain outstanding pursuant to
         Section 1.07(c) and any Dissenting Shares as defined in Section 1.09) shall be canceled and shall be converted automatically into the right to receive an amount equal to $7.00 (the "Per Share amount") in cash (the "Merger Consideration") payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 1.10, of the certificate that formerly evidenced such Share;

                 (b)(i) Each Share held in the treasury of the Company and each Share owned by any direct or indirect wholly owned subsidiary of the Company and each Share owned by Purchaser immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; (ii) Each share of common stock of Purchaser outstanding immediately prior to the Effective Time shall be converted and exchanged for one validly issued, fully paid and nonassessable share of Class A or Class B Common Stock (as appropriate), par value $.01 per share, of the Surviving Corporation equal to and with the same rights, powers and privileges as the shares so converted; and (iii) Each share of preferred stock of Purchaser outstanding immediately prior to the Effective Time shall be converted and exchanged for one validly issued, fully paid and non-assessable share of Series A Preferred Stock of the Surviving Corporation with the same rights, powers and privileges as the preferred stock so converted;

                 (c) certain of the Shares held by and registered in the names of certain members of management and the Board (the "Rollover Shareholders"), pursuant to the terms of the voting agreement among the Rollover Shareholders, certain members of management and Purchaser, substantially as set forth in Exhibit C-2 attached hereto (the

         "Management Voting Agreement"), shall not be canceled as provided above, but shall remain outstanding.

                 SECTION 1.08 Employee Stock Options; Warrants. (a) Unless otherwise provided in the Management Voting Agreement, each option to purchase Shares ("Options") that is outstanding immediately prior to the Effective Time (whether or not vested or exercisable) shall, at the Effective Time, be canceled, and in exchange therefor, each Option holder shall receive a cash payment which, prior to deduction for applicable withholding taxes, is in an amount equal to the product of (A) the excess, if any, of the Per Share Amount over the per share exercise price of the Option and (B) the number of shares subject to the Option (whether or not vested). The Company shall make such payment on or prior to the Effective Date immediately upon receipt of a written agreement from the Option holder to accept such payment in full settlement of such Option holder's rights with respect to the Option. If the per share exercise price of any Option equals or exceeds the Per Share Amount, such Option shall be canceled without any payment required thereunder. No such Plan will survive the Effective Time.

                 (b) the warrants issued pursuant to the Note and Warrant Purchase Agreement between the Company and the other parties thereto (the "Warrants") will have been canceled and the holders thereof shall have received payment in full in accordance with the terms of the Warrants.

                 SECTION 1.09 Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall not have voted in favor of the Merger and who shall have complied with all of the relevant provisions of Section 262 of Delaware Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Dissenting Shares in accordance with Delaware Law, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under Delaware Law. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall be entitled to receive the Merger Consideration in accordance with Section 1.07.

                 (b) The Company shall give Purchaser (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Purchaser (which consent shall not be unreasonably withheld), make any payment with respect to Dissenting Shares or offer to settle or settle any claims or demands with respect to Dissenting Shares.

                 SECTION 1.10 Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company (which bank or trust company shall be reasonably acceptable to the Company) to act as agent (the "Paying Agent") for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 1.07(a). Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $1.0 billion (based on the most recent financial statements of such bank which are then publicly available at the Securities and Exchange Commission (the "SEC") or otherwise).

                 (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 1.07(a), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

                 (c) At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them to the fullest extent permitted by law. Notwithstanding the foregoing, to the fullest extent permitted by law, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

                 (d) At the Effective Time, the stock transfer books of the Company shall be closed to the extent permitted by applicable law and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.


                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company hereby represents and warrants to Purchaser as follows:


                 SECTION 2.01 Organization and Qualification. The Company and each of its subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (c) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary; except where the failure to be so organized, existing, qualified and in good standing or to have such power or authority would not constitute a Material Adverse Effect. True and complete copies of the Certificates of Incorporation and the by-laws (or other comparable governing documents) of the Company and each of its subsidiaries have been made available to Purchaser. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each such subsidiary and the percentage of the outstanding capital stock of each such subsidiary owned by the Company and its subsidiaries, is set forth in Section 2.01 of the Company's disclosure schedule delivered to Purchaser in connection with this Agreement (the "Company Disclosure Schedule").

                 SECTION 2.02 Capitalization. (a) The authorized capital stock of the Company consists of 20,000,000 Shares and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which 500,000 shares have been designated "Series A Preferred Stock." As of the date of this Agreement, (i) 6,674,709 Shares were issued and outstanding and 40,184 Shares were held in treasury, (ii) 808,950 Shares were reserved for issuance pursuant to outstanding Options and 208,517 Shares were reserved for issuance in respect of future grants of Options, (iii) 428,400 Shares were reserved for issuance pursuant to outstanding warrants, and (iv) no shares of Preferred Stock were issued and outstanding. All outstanding Shares are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth in this Section 2.02(a) or as disclosed in Section 2.02(a) of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreements to which the Company is a party or by which the Company is bound which obligate the Company to (i) issue, deliver or sell or cause to be issued, delivered or sold any additional Shares or any other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such Shares or (ii) purchase, redeem or otherwise acquire any Shares and any other capital stock of the Company. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Shares or any capital stock of any such subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary (other than a wholly owned subsidiary of the Company) or any other Person. Each outstanding share of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed on Section 2.02 (a) of the Company Disclosure Schedule, each such share is owned by the Company and its subsidiaries is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except for liens arising by operation of law that would not constitute a Material Adverse Effect.

                 (b) Except as provided in Section 2.02(b) of the Company Disclosure Schedule, there are no voting trusts or shareholder agreements to which the Company is a party with respect to the voting of the capital stock of the Company.

                 SECTION 2.03 Authorization and Validity of Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions in accordance with the terms hereof (subject to the approval and adoption of this Agreement and the Merger by the holders of a majority of the outstanding Shares and the filing and recordation of appropriate merger documents as required by Delaware Law). The Board has duly authorized the execution, delivery and performance of this Agreement by the Company, and no other corporate action or other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Transactions (other than the approval and adoption of this Agreement and the Merger by the holders of a majority of the outstanding Shares). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding obligation of Purchaser, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The

Board has taken all necessary actions such that the provisions of Section 203 of Delaware Law do not apply to the Transactions.

                 SECTION 2.04 Consents and Approvals. Neither the execution and delivery of this Agreement by the Company nor the performance of this Agreement by the Company and the consummation by the Company of the Transactions will require on the part of the Company or any of its subsidiaries any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) pursuant to the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the SEC's rules and regulations thereunder, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the SEC's rules and regulations promulgated thereunder and state takeover laws (iii) the filing and recordation of the Certificate of Merger pursuant to Delaware Law and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (iv) as set forth in Section 2.04 of the Company Disclosure Schedule or (v) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification would not constitute a Material Adverse Effect or restrict or prevent the consummation of the Transactions.

                 SECTION 2.05  No Violation.  Except as set forth in Section
2.05 of the Company Disclosure Schedule, assuming the Merger has been duly approved by the holders of a majority of the outstanding Shares, neither the execution and delivery of this Agreement by the Company nor the performance of this Agreement by the Company and the consummation by the Company of the Transactions will (a) conflict with or violate the Certificate of Incorporation of the Company or the By-laws (or other comparable governing documents) of the Company or any of its subsidiaries; (b) result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any lien, charge or other encumbrance on any assets or property of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, Lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties are bound, except for any such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) described in this clause
(b) as to which requisite waivers or consents have been obtained or which would not constitute a Material Adverse Effect or restrict or prevent the consummation of the Transactions; or (c) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section
2.04 and this Section 2.05 are duly and timely obtained or made and the approval of the Merger by the holders of a majority of the outstanding Shares has been obtained, conflict with or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their respective assets and properties, except for such violations which would not constitute a Material Adverse Effect or restrict or
prevent the consummation of the Transactions.   Except as would not constitute
a Material Adverse Effect, the Company and each of its subsidiaries hold all permits, variances, licenses, exemptions, orders and approvals of governmental, administrative, and regulatory authorities, (collectively, "Permits") regarding the conduct of their respective businesses and the use of their respective property, including, without limitation, all Permits issued by any governmental, administrative and regulatory authorities that are concerned with the safety, efficacy, reliability or manufacturing of chemicals, as now being conducted and the same are in full force and effect.

                 SECTION 2.06 SEC Reports; Financial Statements. (a) Except as set forth on Section 2.06 of the Company Disclosure Schedule, since January 1, 1995 the Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act and the SEC's rules and regulations promulgated thereunder and the Exchange Act and the SEC's rules and regulations promulgated thereunder (any such documents filed prior to the date hereof being collectively, the "Company SEC Documents"). The Company SEC Documents including, without limitation, any financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the SEC's rules and regulations promulgated thereunder and the Exchange Act and the SEC's rules and regulations promulgated thereunder and (ii) did not at the time filed (or, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No subsidiary of the Company is required to file any form, report or other document with the SEC.

                 (b) Each of the consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents (excluding the Company SEC Documents described in Section 2.07) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of unaudited financial statements, as permitted by the requirements of Form 10-Q) and present fairly, in all material respects (subject, in the case of the unaudited statements, to normal year-end adjustments which such adjustments in the aggregate would constitute a Material Adverse Effect and the absence of footnotes), the financial position of the Company as of the dates thereof and the results of the Company's operations and cash flows for the periods presented therein.

                 (c) The Company has heretofore furnished or made available to Purchaser complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

                 SECTION 2.07 Disclosure Documents. The Proxy Statement to be sent to the shareholders of the Company in connection with the Shareholders' Meeting (such Proxy Statement, as amended or supplemented, being referred to herein as the "Company Statement"), as of the date first mailed to the shareholders of the Company and at the time of the Shareholders' Meeting, and the Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with all amendments and supplements thereto, the "Schedule 13E-3") at the time filed with the SEC, or at any time thereafter when the information therein is required to be updated pursuant to applicable law, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the SEC rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on written information supplied by or on behalf of Purchaser or any of its respective affiliates specifically for inclusion therein.

                 SECTION 2.08 Compliance with Law; Environmental Matters. Except as set forth in Section 2.08 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, rule, regulation, decree, ordinance, code requirement or order of any governmental or regulatory authority or rule of common law, including, without limitation, all federal and state antitrust law (whether statutory or otherwise) (collectively, "Law") applicable to the Company or any of its subsidiaries, or any of the products produced, distributed marketed or sold by the Company or any of its subsidiaries, except for violations which would not constitute a Material Adverse Effect. Section
2.08 of the Company Disclosure Schedule sets forth a brief description of each order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any governmental or regulatory authority (each, a "Governmental Order") applicable to the Company and any of its subsidiaries.
No such Governmental Order constitutes a Material Adverse Effect. Without limiting the foregoing, except as set forth in Section 2.08 of the Company Disclosure Schedule, (a) the Company and its subsidiaries have obtained and hold all Environmental Permits (other than those Environmental Permits the absence of which to obtain would not constitute a Material Adverse Effect), which are listed on Section 2.08 of the Company Disclosure Schedule, and to the Knowledge of the Company, there are no facts, conditions or circumstances that could reasonably form the basis for the revocation, denial of renewal, or material amendment or modification of any such Environmental Permit; (b) the Company and its subsidiaries are in compliance with all terms, conditions and provisions of all applicable Environmental Permits and Environmental Laws except for any non-compliance which would not constitute a Material Adverse Effect; (c) there are no pending or threatened Environmental Claims, which would constitute a Material Adverse Effect, against the Company or any of its subsidiaries, and the Company is not aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim, which would constitute a Material Adverse Effect, against the Company or any of its subsidiaries; (d) no

Releases of Hazardous Materials have occurred at, from, in, to, on or under any Site and no Hazardous Materials are present in, on, about or migrating to or from any Site that are reasonably likely to rise to an Environmental Claim against the Company or any of its subsidiaries; (e) neither the Company, any subsidiary of the Company, any predecessor of the Company or any such subsidiary, nor any entity previously owned by the Company or any such subsidiary, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location which is reasonably likely to result in an Environmental Claim against the Company or any of its subsidiaries; (f) no Site is a current or proposed Environmental Clean-up Site; (g) there are no Liens (other than Permitted Liens) arising under or pursuant to any Environmental Law on any Site and there are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use or transferability of any Site; (h) there are no current or former underground storage tanks (active or abandoned), polychlorinated biphenyl containing equipment or asbestos containing material at any Site; and (i) there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Company or any of its subsidiaries with respect to any Site which have not been delivered to or made available to Purchaser prior to the execution of this Agreement. To the Knowledge of the Company, except as disclosed in Schedule
2.08 of the Company Disclosure Schedule, there are no capital expenditures that the Company or its subsidiaries will be required to incur to comply with current or reasonably foreseeable Environmental Laws that could constitute a Material Adverse Effect.

                 SECTION 2.09 Absence of Certain Changes. Except as and to the extent disclosed in Section 2.09 of the Company Disclosure Schedule, since June 30, 1997, the Company and each of its subsidiaries have conducted its businesses only in the ordinary course of business and consistent with past practice and (a) there has not been any Material Adverse Effect and (b) the Company has not taken any of the actions set forth in paragraphs (a) through
(m) of Section 4.01.

                 SECTION 2.10 No Undisclosed Liabilities. Except (a) for liabilities incurred in the ordinary course of business and consistent with past practice, (b) liabilities incurred in connection with the Transactions,
(c) liabilities which would not constitute a Material Adverse Effect and (d) as and to the extent disclosed in the Company SEC Documents or as set forth in
Section 2.10 of the Company Disclosure Schedule, from June 30, 1997, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected in or reserved against on a consolidated balance sheet, or in the notes thereto, of the Company prepared in accordance with generally accepted accounting principles consistent with past practice.

                 SECTION 2.11 Litigation. Except as and to the extent disclosed in Section 2.11 of the Company Disclosure Schedule, there are no claims, actions, proceedings or governmental, administrative or regulatory investigations pending, nor has the Company or any of its subsidiaries received notice of any threatened claims, actions, proceedings or governmental, administrative or regulatory investigations, against the Company or any of its subsidiaries by or before any court, arbitrator or administrative or governmental or regulatory body, domestic or foreign, which, if adversely determined would constitute a Material Adverse Effect or seek to delay or prevent the consummation of the Transactions. None of the Company, its subsidiaries, nor any of their respective assets is subject to any outstanding and unsatisfied order, writ, judgment, injunction, determination, award or decree which would constitute a Material Adverse Effect.

                 SECTION 2.12 Employee Benefit Matters. All Benefit Plans are listed in Section 2.12 of the Company Disclosure Schedule, and copies of all documentation relating to such Benefit Plans have been delivered or made available to Purchaser (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and IRS determination letters). Except as disclosed in Section 2.12 of the Company Disclosure Schedule:

                 (a) each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and each Benefit Plan intended to qualify under section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code;

                 (b) no Benefit Plan is a "defined benefit plan" within the meaning of section 414(j) of the Code;

                 (c)      no Benefit Plan is a Multiemployer Plan;

                 (d) no direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company or any of its subsidiaries under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate;

                 (e) neither the Company, any of its subsidiaries nor any ERISA Affiliate has incurred any liability for any tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA;

                 (f) no benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

                 (g) no tax has been incurred under section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto);

                 (h) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or section 4980B of the Code or any state laws requiring continuation of benefits coverage following termination of employment;

                 (i) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the Knowledge of the Company or any of its subsidiaries, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company or any of its subsidiaries that could reasonably be expected to give rise to any such suit, action or other litigation; and

                 (j) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, all of which accruals under unfunded Benefit Plans are as disclosed in Section 2.12 of the Company Disclosure Schedule, and each of the Company and its subsidiaries have performed all material obligations required to be performed under all Benefit Plans.

                 SECTION 2.13 Taxes. (a) For purposes of this Agreement, (i) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges and (ii) "Tax Returns" means all reports and returns (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

                 (b) Except as and to the extent disclosed in the Company SEC Documents or in Section 2.13(b) of the Company Disclosure Schedule, (i) the Company and each of its subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) the Company and each of its subsidiaries have paid all Taxes required to be paid by it including Taxes that the Company and its subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that would not constitute a Material Adverse Effect; (iii) as of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened in writing audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to the Company or any of its subsidiaries which, if determined adversely to the Company or its subsidiaries, would constitute a Material Adverse Effect; (iv) there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed against the Company or any of its subsidiaries which, if such deficiencies or claims were finally resolved against the Company or any of its subsidiaries, would constitute a Material Adverse Effect; (v) there are no material Liens for Taxes upon the assets of the Company or any of its subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings; (vi) none of the Company or any of its subsidiaries has made an election under Section 341(f) of the Code
(vii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its subsidiaries and is currently in effect; (viii) none the Company or its subsidiaries is a party to any agreement or arrangement that could reasonably be expected to result, separately or in the aggregate, in the actual or deemed payment by the Company or a subsidiary of any "excess parachute payments" within the meaning of Section 280G or 162(m) of the Code; (ix) none of the Company or its subsidiaries have been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (x) all Taxes required to be withheld, collected or deposited by or with respect to the Company and its subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required have been paid to the relevant taxing authority, except, in each case, to the extent that failing to so withhold, collect, deposit or pay would not constitute a Material Adverse Effect; (xi) none of the Company or its subsidiaries has issued or assumed (A) any obligations described in Section 279(b) of the Code, (B) any applicable high yield discount obligations, as defined in Section 163(i) of the Code, or (C) any registration-required obligations, within the meaning of Section 163(f)(2) of the Code, that is not, registered form; (xii) there are no requests for information currently outstanding that could affect the Taxes of the Company and its subsidiaries; and (xiii) there are no proposed reassessments of any property owned by the Company or its subsidiaries or other proposals that could increase the amount of any Tax to which the Company, its subsidiaries or any such Person would be subject.

                 SECTION 2.14 Intellectual Property. (a) Section 2.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all Intellectual Property owned by the Company and its subsidiaries, including all patents, trademarks, copyrights, mask works and other forms of Intellectual Property and all applications and registrations therefor (the "Owned Intellectual Property"). Except as would not constitute a Material Adverse Effect and except as set forth in Section 2.14(a) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of the Owned Intellectual Property, free and clear of any encumbrance. Except as would not constitute a Material Adverse Effect and except as set forth in Section 2.14(a) of the Company Disclosure Schedule, the patents and registrations made for the Owned Intellectual Property are current, outstanding and valid, and the Company has complied with all requirements to maintain such Intellectual Property in full force and effect.

                 (b) The Owned Intellectual Property constitutes all of the Intellectual Property requisite and necessary for the conduct of the businesses of the Company and its subsidiaries.

Except as set forth in Section 2.14(b) of the Company Disclosure Schedule, the Company and its subsidiaries does not have, nor do they require, any license (other than licenses generally available to the public at reasonable cost) from any Person in or to any Intellectual Property that is material to the businesses of the Company and its subsidiaries. As a result of the Transactions, as of the Effective Date, the Surviving Corporation shall own all right, title and interest in and to all Intellectual Property requisite and necessary for the conduct of the businesses of the Surviving Corporation and its subsidiaries. Except as provided on Section 2.14(b) of the Company Disclosure Schedule, the Company and its subsidiaries has not granted a license to any Person in or to any of the Owned Intellectual Property.

                 (c) Except as provided on Section 2.14(c) of the Company Disclosure Schedule, to the Knowledge of the Company, no actions or proceedings involving the Company or its subsidiaries are pending or threatened, (i) which challenge the ownership, validity or enforceability of any of the Owned Intellectual Property, (ii) which seek to restrict the use by the Company or its subsidiaries of any of the Owned Intellectual Property, or (iii) which allege that the Company or its subsidiaries infringes or violates the Intellectual Property of any Person. No pending or threatened action or proceeding, including but not limited to those on Section 2.14(c) of the Company Disclosure Schedule, would constitute a Material Adverse Effect if decided adversely to the Company or its subsidiaries. To the Knowledge of the Company, the Company is aware of no infringement or violation of the Owned Intellectual Property by any Person.

                 (d) For the purpose of this Section 2.14, the Intellectual Property means (i) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (ii) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (iii) national (including the United States) and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such patent or application, (iv) trademarks, service marks, trade dress, logos, trade names and corporate names, including all goodwill associated therewith and appurtenant thereto, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (v) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (vi) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (vii) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (viii) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (ix) copies and tangible embodiments of all the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (xi) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

                 SECTION 2.15  Other Interests.  Except as set forth in Section
2.15 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

                 SECTION 2.16  Labor Matters.  Except as set forth in Section
2.16 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is presently, nor has in the past been, a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries relating to their respective businesses except for any such proceeding which would not constitute a Material Adverse Effect.

                 SECTION 2.17 Brokers and Finders. No broker, finder or investment bank has acted directly or indirectly for the Company, nor has the Company incurred any obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby, other than First Analysis Securities Corporation ("First Analysis") the fees and expenses of which shall be borne by the Company. The Company has furnished to Purchaser a complete and correct copy of all agreements between the Company and First Analysis pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement.

                 SECTION 2.18 Opinion of Financial Advisor. Sanders has delivered its opinion, dated the date of this Agreement, to the Board to the effect that, as of such date, the cash consideration to be received in the Merger by the holders of Shares (other than holders of Shares who will retain Shares following consummation of the Merger) is fair from a financial point of view to such holders and such opinion has not been withdrawn or modified.

                 SECTION 2.19 Real Property and Leases. (a) The Company and each of its subsidiaries has sufficient title to all of its real properties and assets to conduct its businesses as currently conducted or as contemplated to be conducted.

                 (b) Each parcel of real property owned ("Owned Real Property") or leased by the Company or any of its subsidiaries (i) is specified in Section 2.19(b)(i) of the Company Disclosure Schedule, (ii) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than (A) Liens for current real estate taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such subsidiary consistent with past practice, (D) all Liens and other imperfections of title and encumbrances which would not constitute a Material Adverse Effect (collectively, "Permitted Liens"), and (E) Liens set forth on Section 2.19(b)(ii) of the Company Disclosure Schedule and (iii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, has any notice been received by the Company stating that any such condemnation, expropriation or taking is proposed.

                 (c) All leases of real property leased for the use or benefit of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party requiring rental payments in excess of $10,000 on an annualized basis during the period of the lease, and all amendments and modifications thereto are in full force and effect and have not been modified or amended (except as specified in Section 2.19(c) of the Company Disclosure Schedule) and there exists no default under any such lease by the Company or any of its subsidiaries, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any of its subsidiaries, except as would not constitute a Material Adverse Effect.

                 (d) Section 2.19(d) of the Company Disclosure Schedule sets forth a list of all leases and subleases (i) requiring rental payments in excess of $50,000 on an annualized basis and that have a term in excess of one year or (ii) which are material to the operations or business of the Company under which the Company or any of its subsidiaries is tenant, subtenant or sublandlord (the "Leases"), including the date of the Lease and the premises demised thereunder. True copies of the Leases have been delivered to Purchaser by the Company. No lessor or lessee under any Lease has exercised any option or right to (i) cancel or terminate such Lease, (ii) lease additional premises,
(iii) reduce or relocate the premises demised by such Lease or (iv) purchase any property.

                 (e) There are no pending or, to the Knowledge of the Company, contemplated zoning changes, "floor area ratio" changes, variances, special zoning exceptions, conditions or agreements affecting or which might affect any Owned Real Property. The Company has not transferred any development rights applicable to any Owned Real Property.

                 SECTION 2.20 Material Contracts. (a) Section 2.20(a) of the Company Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral arrangements to the extent legally binding) of the Company and each of its subsidiaries (such contracts and agreements, together with all contracts and agreements disclosed in Section 2.14 of the Company Disclosure Schedule, being "Material Contracts"):

                        (i) each contract, agreement and other arrangement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company and each of its subsidiaries or otherwise related to the businesses of the Company and each of its subsidiaries under the terms of which the Company or any of its subsidiaries: (A) are likely to pay or otherwise give consideration (other than those contracts that may be canceled by the Company upon 30 days notice) of more than $250,000 in the aggregate during the fiscal year ended June 30, 1998 or
                 (B) are likely to pay or otherwise give consideration of more than $1,000,000 in the aggregate over the remaining term of such contract;


                       (ii) each contract, agreement and other arrangement for the sale of inventory or other personal property or for the furnishing of services by the Company or any of its subsidiaries which: (A) is likely to involve consideration of more than $250,000 in the aggregate during the fiscal year ended June 30, 1998 or (B) is likely to involve consideration of more than $1,000,000 in the aggregate over the remaining term of the contract;


                      (iii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company or any of its subsidiaries is a party;


                       (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company or any of its subsidiaries is a party and which are not cancelable without penalty or further payment in excess of $50,000 and without more than 90 days' notice;


                        (v) all contracts and agreements relating to indebtedness of the Company or any of its subsidiaries or to any direct or indirect guaranty by the Company or any of its subsidiaries of indebtedness of any other Person;


                       (vi) all contracts, agreements, commitments, written understandings or other arrangements with any Governmental Entity, to which the Company or any of its subsidiaries is a party;

                      (vii) all contracts and(agreements that limit or purport to limit the ability of the Company or any of its subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time; and

                    (viii) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company and its subsidiaries, taken as a whole, or the conduct of the business of the Company and its subsidiaries, taken as a whole, or the absence of which would constitute a Material Adverse Effect.

                 (b) Except as disclosed in Section 2.20(b) of the Company Disclosure Schedule, each Material Contract: (i) is legal, valid and binding on the Company or its respective subsidiary party thereto and, to the Knowledge of the Company, the other parties thereto, and is in full force and effect and
(ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 2.04 of the Company Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any of its subsidiaries is in breach of, or default under, any Material Contract.


                 (c) No other party to any Material Contract is, to the Knowledge of the Company, in material breach thereof or default thereunder.

                 (d) Except as disclosed in Section 2.20(d) of the Company Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase any of the properties or assets of the Company or any of its subsidiaries.

                 SECTION 2.21 Certain Business Practices. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner related to the business or operations of the Company or any of its subsidiaries, that was illegal under any federal, state or local laws of the United States or any other country having jurisdiction; or (c) made any payment to any customer or supplier of the Company or any of its subsidiaries or any officer, director, partner, employee or agent of any such customer or supplier for the unlawful sharing of fees or to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, or engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the business of the Company and its subsidiaries.


                 SECTION 2.22  [Reserved]

                 SECTION 2.23 Customers and Suppliers. Neither the Company nor any of its subsidiaries has received written notice that any customer or supplier intends to cancel, terminate or otherwise modify any relationship with the Company, or any of its subsidiaries, which constitutes a Material Adverse Effect.

                 SECTION 2.24 Insurance. The Company and its subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms, with such deductibles and covering such risks, including fire and other risks insured against by extended coverage, as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company and its subsidiaries, and each has maintained in full force and effect liability insurance against claims for personal injury or death or property damage occurring in connection with the activities of the Company and its subsidiaries or any properties owned, occupied or controlled by the Company or any of its subsidiaries in such amount as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material default with respect to any provision contained in any such policy or binder, nor has the Company or any of its subsidiaries failed to give any material notice or to present any material claim under any such policy or binders in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder, the failure of which to be paid would result in the cancellation of such policy or binder. Except as otherwise set forth in the Company SEC Documents or in Section 2.24 of the Company Disclosure Schedule, (a) there are no outstanding claims in excess of normal retentions that are not covered under any such policies or binders and, to the Knowledge of the Company, there has not occurred any event that might reasonably form the basis of any claim in excess of normal retentions that is not covered against or relating to the Company or any of its subsidiaries that is not covered by any of such policies and binders; (b) no notice of cancellation or non-renewal of any such policies or binders has been received; and (c), except as set forth in Section 2.24 of the Company Disclosure Schedule, there are no performance bonds outstanding with respect to the Company or any of its subsidiaries.

                 SECTION 2.25 Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the Transactions is the affirmative vote of the holders of a majority of the outstanding Shares.

                 SECTION 2.26 Stock Retention and Voting Agreements. The individuals set forth on Schedule 2.26(a) to the Company Disclosure Schedule have, on the date hereof, entered into the Management Voting Agreement, pursuant to which such shareholders will retain stock or options in the Surviving Corporation as set forth in Section 1.07(c). The Company shall use all reasonable efforts to cause certain employees listed in Section 2.26(b) of the Company Disclosure Schedule to execute the Management Voting Agreement, pursuant to which such employees will agree to vote the Shares beneficially owned by such employees in favor of the Merger and the Transactions. Certain shareholders of the Company have, on or prior to the date hereof, entered into voting agreements with the Purchaser, substantially in the form as set forth as
Exhibit C-1 attached hereto (the "Voting Agreements").   The Company shall not
enter into any stockholders or voting agreement without the prior consent of Purchaser.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

                 Purchaser hereby represents and warrants to the Company as follows:

                 SECTION 3.01  Organization and Qualification.  Purchaser is
(a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (c) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified and in good standing or to have such power or authority would not materially restrict or prevent the consummation of the Transaction.

                 SECTION 3.02 Authorization and Validity of Agreement. Purchaser has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions in accordance with the terms hereof. The Board of Directors and Shareholders of Purchaser have duly authorized the execution, delivery and performance of this Agreement by Purchaser, and no other action or other proceedings on the part of Purchaser is necessary to authorize this Agreement or the Transactions. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid and binding obligation of Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 SECTION 3.03 Consents and Approvals. Neither the execution and delivery of this Agreement by Purchaser nor the performance of this Agreement by Purchaser or the consummation by Purchaser of the Transactions will require on the part of Purchaser or any of its affiliates any consent, approval, authorization or permit of, or filing with, or notification to, any governmental or regulatory authority, except (a) in connection with the applicable requirements of the HSR Act, (b) pursuant to the applicable requirements of the Securities Act and the SEC's rules and regulations promulgated thereunder, the Exchange Act and the SEC's rules and regulations promulgated thereunder and state takeover laws, (c) the filing and recordation of the Certificate of Merger pursuant to Delaware Law,
(d) as set forth in Section 3.03 of Purchaser's disclosure schedule delivered to the Company in connection with this Agreement (the "Purchaser Disclosure Schedule") or (e) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not restrict or prevent the consummation of the Transactions.

                 SECTION 3.04  No Violation.  Except as set forth in Section
3.04 of the Purchaser Disclosure Schedule, neither the execution and delivery of this Agreement by Purchaser nor the performance of this Agreement by Purchaser or the consummation by Purchaser of the Transactions will (a) conflict with or violate the Certificate of Incorporation or the By-Laws of Purchaser, (b) result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any lien, charge or other encumbrance on any assets or property of Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets or properties are bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which consents have been obtained or which would not, individually or in the aggregate, materially restrict or prevent the consummation of the transactions contemplated hereby or (c) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.03 and this
Section 3.04 are duly and timely obtained or made, conflict with or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, except for such violations which would not, individually or in the aggregate, materially restrict or prevent the consummation of the Transactions.

                 SECTION 3.05 Disclosure Documents. No information supplied by or on behalf of Purchaser specifically for inclusion in the Company Statement or the Schedule 13E-3 will, at the respective times filed with the SEC, or at any time thereafter when the information included therein is required to be updated pursuant to applicable law, or, in the case of the Company Statement, at the date mailed to the Company's shareholders and at the time of the Shareholders' Meeting, contain any untrue statement of a material act or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3 will, when filed by Purchaser with the SEC, comply as to form in all material respects with the provisions of the Exchange Act and the SEC's rules and regulations promulgated thereunder.

                 SECTION 3.06 Financing. (a) At the Closing, Purchaser will have available $22,500,000 for purposes of consummating the Closing (the "Equity Financing"), reduced by an amount equal to the sum of (i) the number of Shares retained by management pursuant to the Management Voting Agreement multiplied by the Per Share Amount and (ii) the number of

Options retained by management pursuant to the Management Voting Agreement multiplied by the excess of the Per Share Amount over the exercise price of such Options.

                 (b) Purchaser has provided the Company with complete and correct copies of a letter from Donaldson, Lufkin & Jenrette Securities Corporation pursuant to which it has indicated that it is highly confident of its ability to underwrite in the public markets, senior notes of the Company in an aggregate amount of at least $75,000,000 to finance the Transactions. The financing to be provided pursuant to the foregoing arrangements is hereinafter referred to as the "Debt Financing". As of the date hereof, the highly confident letter relating to the Debt Financing has not been withdrawn.

                                   ARTICLE IV
                                   COVENANTS

                 SECTION 4.01 Conduct of the Business of the Company Pending the Merger. From the date hereof until the Effective Time, the Company shall conduct the business of the Company and each of its subsidiaries in all material respects only in the ordinary course consistent with past practice, shall use all reasonable efforts to preserve intact the business organization of the Company and its subsidiaries and keep available the services of their respective present key officers and employees (provided, however, that to satisfy the foregoing obligation, the Company shall not be required to make any payments or enter into or amend any contractual arrangements or understandings, except in the ordinary course of business consistent with past practice) and shall use all reasonable efforts to preserve the current relationships of the Company and each of its subsidiaries with customers and suppliers with which the Company or such subsidiary has significant business relations and, except as otherwise required by applicable law or as set forth in Section 4.01 of the Company Disclosure Schedule, the Company shall not, without the prior consent of Purchaser:

                 (a)      amend its Certificate of Incorporation or By-Laws;

                 (b) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of its capital stock, and not reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock (other than pursuant to the Transactions);

                 (c) issue, grant, sell, dispose of, encumber or pledge or agree to or authorize the issuance, grant, sale, disposition, encumbrance of or pledge of any shares of, or rights of any kind to acquire any shares of, the capital stock of any class of or any other ownership interest in the Company or any of its subsidiaries (other than pursuant to the Transactions);

                 (d) acquire, sell, transfer, lease or encumber any material assets (including, without limitation any Lease) except in the ordinary course of business and consistent with past practice nor shall it permit its subsidiaries to do any of the foregoing under this clause (d);

                 (e) adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the Company or any of its subsidiaries;

                 (f) grant any severance or termination pay to, or enter into any employment agreement with, any executive officer or director of the Company or any of its subsidiaries, other than in the ordinary course of business and consistent with past practice;

                 (g) except in the ordinary course of business and consistent with past practice, increase the compensation payable or to become payable to its or its subsidiaries' officers or employees, enter into any contract or other binding commitment in respect of any such increase (other than pursuant to a Benefit Plan or policy or agreement existing as of the date hereof) to, or enter into any severance agreement with any director, executive officer or other employee of the Company or any of its subsidiaries or establish, adopt, enter into, make any new grants or awards under or amend, any Benefit Plan, except as required by applicable law, to maintain tax-qualified status or as may be required by any Benefit Plan as of the date hereof;

                 (h) settle or compromise any material claims or litigation or, except in the ordinary course of business and consistent with past practice, modify, amend or terminate any Material Contracts or waive, release or assign any material rights or claims, or make any payment, direct or indirect, of any material liability of the Company or any of its subsidiaries before the same becomes due and payable in accordance with its terms;

                 (i) take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including tax accounting policies and procedures); except as may be required by law or generally accepted accounting principles;

                 (j) make any Tax election or permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without prior notice to Purchaser, except in the ordinary course of business and consistent with past practice;

                 (k) with respect to the Company or any of its subsidiaries, (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice (provided, that nothing contained in the Section 4.01 shall limit the Company's ability to negotiate or enter into an agreement with a certain potential customer of the Company on terms substantially similar to those previously outlined by the Company to Purchaser during the due diligence process); or (iv) except in accordance with the Company's approved capital budget, attached hereto as Exhibit 4.01(k)(iv), authorize any single capital expenditure which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $250,000 for the Company and its subsidiaries, taken as a whole;

                 (l) waive, modify, amend, terminate or surrender any Lease or exercise any option under any Lease or extend or renew any Lease, or

                 (m) authorize or enter into an agreement to do any of the foregoing.

                 SECTION 4.02 Access; Confidentiality. (a) From the date of this Agreement until the Effective Time, upon reasonable prior notice to the Company, the Company shall give Purchaser and its authorized representatives, and Persons providing or committing to provide financing for the Transactions and their representatives, reasonable access to its and its subsidiaries' officers, properties, books and records including, but not limited to, the right to conduct environmental sampling, testing or analysis, and shall furnish Purchaser and each of its authorized representatives with such financial and operating data and other information concerning the business and properties of the Company and its subsidiaries as Purchaser from time to time may reasonably request.

                 (b) Purchaser will hold and will cause its affiliates, agents and other representatives to keep all documents and information concerning the Company furnished to Purchaser or its representatives in connection with the Transactions confidential in accordance with a confidentiality agreement dated June 26, 1997, between the Company and a representative of Purchaser, which confidentiality agreement shall remain in full force and effect in accordance with its terms.

                 SECTION 4.03 Preparation of Company Statement; Shareholders' Meeting; Further Actions. (a) The Company shall file the Company Statement with the SEC. Purchaser shall cooperate with the Company in connection with the preparation of the Company Statement including, but not limited to, furnishing to the Company any and all information regarding Purchaser and any of its affiliates as may be required to be disclosed therein. The Company shall use its commercially reasonable efforts to cause the Company Statement to be mailed to the Company's shareholders as promptly as practicable after the date hereof.

                 (b) The Company shall as promptly as practicable notify Purchaser of the receipt of any comments from the SEC regarding the Transactions. All filings by the Company with the SEC and all mailings to the Company's shareholders in connection with the Transactions, including the Company Statement, shall be subject to the prior review, comment and approval of Purchaser (such approval not to be unreasonably withheld or delayed).

                 (c) In order to consummate the Merger, the Company, acting through the Board, shall, in accordance with applicable law and the Company's Certificate of Incorporation and By-laws, (i) duly call, give notice of, convene and hold an annual or special meeting of its shareholders as soon as practicable for the purpose of considering and taking action on this Agreement and the Merger (the "Shareholders' Meeting") and (ii) subject to its fiduciary duties under applicable law as advised in writing by outside counsel,
(A) include in the Company Statement the recommendation of the Board that the shareholders of the Company approve and adopt this Agreement and the Merger and
(B) use its best efforts to obtain such approval and adoption. At the Shareholders' Meeting, Purchaser shall cause all Shares then owned by it to be voted in favor of the approval and adoption of this Agreement and the Merger.

                 (d) Subject to the terms and conditions of this Agreement and applicable law, each of the parties shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transactions as soon as practicable, including such actions or things as any other party may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the Transactions to be fully satisfied. Without limiting the foregoing, the parties shall (and shall cause their respective subsidiaries, and use commercially reasonable efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide assistance to each other in (i) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to any court, administrative agency or commission or other governmental authority, or instrumentality, domestic or foreign (collectively, "Governmental Entity") or other Person or entity as soon as reasonably practicable after filing; (ii) making promptly its respective filings, and thereafter making any other required submissions, under, seeking early termination of any waiting period under, the HSR Act; (iii) providing all such information concerning such party, its subsidiaries and its officers, directors and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; (iv) consummating and making effective the transactions contemplated hereby; and (v) in the event and to the extent required, amending this Agreement so that this Agreement and the Merger comply with Delaware Law. Prior to making any application to or filing with any Governmental Entity or other Person or entity in connection with this Agreement (other than filing under the HSR Act), each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their commercially reasonable efforts to take all such action.

                 SECTION 4.04 Public Announcements. The Company and Purchaser will obtain the written consent of one another prior to issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any public statement prior to obtaining such consent, except as may be required by applicable law or pursuant to the rules and regulations of the NASDAQ National Market (in which case the party making such release or announcement will provide prior notice thereof to the other party).

                 SECTION 4.05 Recapitalization. The Company shall cooperate with any reasonable requests of Purchaser or the SEC related to the reporting of the Transactions as a recapitalization for financial reporting purposes including, without limitation, to assist Purchaser and its affiliates with any presentation to the SEC with regard to such reporting and to include appropriate disclosure with regard to such reporting in all filings with the SEC and mailings to the shareholders of the Company made in connection with the Merger. In furtherance of the foregoing, the Company shall provide to Purchaser for the prior review of Purchaser's advisors any description of the Transactions which is meant to be disseminated.

                 SECTION 4.06 Acquisition Proposals. Neither the Company nor any of its subsidiaries shall, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the making of any proposal or offer from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business and not likely to interfere with the consummation of the Transactions) any portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any recapitalization, business combination, consolidation, merger, liquidation, dissolution or similar transaction with the Company or any of its subsidiaries or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or could reasonably be expected to materially dilute the benefits to Purchaser of the Transactions (any communication with respect to the foregoing being an "Acquisition Proposal") or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing; provided, however, that the Company may furnish information to (subject, in each case, to receipt by the Company of a confidentiality agreement on terms substantially similar to the agreement referred to in
Section 4.02(b)), and negotiate or otherwise engage in discussions with, any party who delivers a written Acquisition Proposal which was not solicited or encouraged after the date of this Agreement if the Board reasonably determines in good faith by a majority vote (i) after consultation with and receipt of advice from its outside legal counsel, that failing to take such action is reasonably determined to constitute a breach of the fiduciary duties of the Board under applicable Law, (ii) after consultation with and receipt of advice from a recognized investment banking firm, that such proposal is more favorable to the Company's shareholders from a financial point of view than the Transactions (including any adjustment to the terms and conditions proposed by Purchaser in response to such Acquisition Proposal), (iii) that sufficient commitments have been obtained with respect to such Acquisition Proposal that the Board reasonably expects a transaction pursuant to such Acquisition Proposal could be consummated and (iv) that such Acquisition Proposal is not subject to any regulatory approvals or other legal, financial or other restrictions that could reasonably be expected to prevent consummation. The

Company will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. From and after the execution of this Agreement, the Company shall immediately advise Purchaser orally and in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to any Acquisition Proposal (including the specific terms thereof and the identity of the other party or parties involved) and furnish to Purchaser within 24 hours of such receipt an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such proposal in addition to any information provided to any third party relating thereto. In addition, the Company shall immediately advise Purchaser, in writing, if the Board shall make any determination as to any Acquisition Proposal as contemplated by the proviso to the first sentence of this Section 4.06. Notwithstanding the foregoing, the Company shall be permitted to take such actions as may be required to comply with Rule 14e-2 of the Exchange Act.

                 SECTION 4.07 D&O Indemnification. (a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Purchaser shall cause the Surviving Corporation to indemnify and hold harmless each present and former officer and director of the Company (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including, without limitation, attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, this Agreement and the transactions and actions contemplated hereby and giving effect to the consummation of such transactions and actions), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the Certificate of Incorporation or By-Laws of the Company as in effect on the date hereof, including provisions relating to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation. Without limiting the foregoing, in the event that any claim, action, suit, proceeding or investigation is brought against an Indemnified Party (whether arising before or after the Effective
Time), the Indemnified Party may retain counsel satisfactory to such Indemnified Party and reasonably satisfactory to Purchaser and Purchaser shall, or shall cause the Surviving Corporation to, advance the fees and expenses of such counsel for the Indemnified Party in accordance with the Certificate of Incorporation or By-Laws of the Company in effect on the date of this Agreement.

                 (b)      [Reserved]

                 (c) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this
Section 4.07 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

                 (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 4.07, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 4.07.

                 SECTION 4.08 Fees and Expenses. (a) In the event the Merger is consummated, all costs and expenses incurred by each party hereto in connection with this Agreement and the Transactions (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) which, in the case of the Company, shall not exceed $1,750,000, and in the case of Purchaser shall not exceed $1,750,000, shall be paid by the Surviving Corporation or the Surviving Corporation shall promptly reimburse such party, as the case may be.

                 (b) Notwithstanding anything contained herein to the contrary, in the event the Fee is required to be paid by the Company to Purchaser pursuant to Section 6.03, the Company shall simultaneously reimburse Purchaser for all costs and expenses incurred by Purchaser in connection with this Agreement and the Transactions (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) in an amount not to exceed $1,750,000.

                 (c)      In all events other than those expressly described in
Section 4.08(a) and (b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne by the party which incurs such cost or expense, provided that all costs and expenses related to the preparation, printing, filing and mailing (as applicable) of the Schedule 13E-3, the Company Statement and all SEC and other regulatory filing fees incurred in connection with the Company Statement shall be borne equally by the Company, on the one hand, and Purchaser, on the other hand (subject, in the case of Purchaser, to reimbursement to the extent provided in Section 4.08(b)).

                 SECTION 4.09 Debt Financing. (a) Purchaser shall use its reasonable best efforts to assist the Company in obtaining the Debt Financing or other alternative financing on substantially comparable or more favorable terms. The Company shall use its reasonable best efforts to cooperate with Purchaser in the obtaining of the Debt Financing, including, without limitation, by participating in road shows and meeting with, and providing information to, potential sources of financing identified by Purchaser.

                 (b) The Company shall use its reasonable best efforts to obtain a revolving credit commitment (the "Revolver") from NationsBank, the terms of which shall be substantially similar to those in the term sheet previously forwarded to Purchaser.

                 SECTION 4.10 Preferred Stock. Provided that Purchaser shall have provided to the Company reasonably in advance of the first mailing to stockholders of the Company Statement the terms of the Mirror Preferred Stock, then, prior to the Effective Time, the Board of Directors of the Company shall take all necessary action to establish the terms of the Mirror Preferred Stock and file the certificate of designation with respect thereto with the Delaware Secretary of State, all in accordance with the applicable provisions of Delaware Law. The "Mirror Preferred Stock" shall be Preferred Stock of the Company, the terms of and certificate of designations of which shall be identical in all respects (except the name of the Company) to the terms of the Preferred Stock of the Purchaser and the certificate of designations therefor in effect immediately prior to the Effective Time.

                 SECTION 4.11 Schedule 13-E. As soon as practicable after the date of announcement of the execution of the Agreement, Purchaser shall file (separately, or as part of the Company Proxy Statement) with the SEC, the
Schedule 13E-3. Purchaser and the Company each agree to correct any information provided by it for use in the Schedule 13-E if and to the extent that it shall have become false or misleading in any material respect. Purchaser and the Company further agree to take all steps necessary to cause the Schedule 13-E as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Schedule 13-E prior to its being filed with the SEC.

                 SECTION 4.12 Certain Filings. The Company and Purchaser shall use their respective reasonable best efforts to take or cause to be taken, (i) actions necessary, proper or advisable by such party with respect to the prompt preparation and filing with the SEC of a Form S-4 registration statement (the "Registration Statement") if necessary, the Company Statement and the Schedule 13-E, (ii) such actions as may be required to have the Registration Statement declared effective if necessary under the Securities Act and to have the Company Statement cleared by the SEC, in each case as promptly as practicable, and (iii) such actions as may be required to have to be taken under state securities or applicable Blue Sky laws in connection with the issuance of the securities contemplated hereby.

                                   ARTICLE V
                                   CONDITIONS


                 SECTION 5.01 Conditions to the Merger. (a) The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                        (i) Shareholder Approval. This Agreement and the Transactions shall have been approved and adopted by the affirmative vote of the shareholders of the Company to the extent required by Delaware Law and the Certificate of Incorporation of the Company;


                       (ii) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the acquisition of Shares or the Mirror Preferred by Purchaser or any affiliate illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions;


                      (iii) HSR Act. Any applicable waiting period under the HSR Act relating to the Transactions shall have expired; and


                       (iv) Consents. All consents, approvals and licenses of any governmental or other regulatory body required in connection with the execution, delivery and performance of this Agreement and for the Surviving Corporation to conduct the business of the Company in substantially the manner now conducted, shall have been obtained, unless the failure to obtain such consents, authorizations, orders or approvals would not constitute a Material Adverse Effect after giving effect to the Transactions (including the Debt Financing); and


                        (v) Registration Statement. If necessary, the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

                       (vi) Debt Financing.  The Debt Financing shall have been
                 obtained.

                 (b) The obligation of the Company to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, unless waived by the Company:

                        (i) Accuracy of Representations and Warranties. All
                 representations and warranties made by Purchaser herein shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) at the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the

                 Effective Time, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) only as of such specific date or time.

                        (ii) Compliance with Covenants. Purchaser shall have
                 performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or as of the Effective Time.

                        (iii) Officer's Certificates. The Company shall have
                 received such certificates of Purchaser, dated as of the Effective Time, signed by an executive officer of Purchaser to evidence satisfaction of the conditions set forth in this
                 Article V (insofar as it relates to Purchaser) as may be reasonably requested by the Company.


                 (c) The obligation of Purchaser to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, unless waived by Purchaser:

                        (i) Accuracy of Representations and Warranties. All
                 representations and warranties made by the Company herein, and made by each party (other than the Purchaser or its affiliates) in the Voting Agreements and the Management Voting Agreement, shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) only as of such specific date or time.


                       (ii) Compliance with Covenants. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or as of the Effective Time.
                 Each party (other than the Purchaser or its affiliates) shall have performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in the Voting Agreements and the Management Voting Agreement to be performed or complied with by each such party to or as of the Effective Time.

                      (iii) Officer's Certificates. Purchaser shall have received such certificates of the Company, dated as of the Effective Time, signed by an executive officer of the Company to evidence satisfaction of the conditions set forth in this
                 Article V (insofar as it relates to the Company) as may be reasonably requested by the Company.

                       (iv) Directors Resignations. All Directors of the Company other than Carl V. Rush, Jr. shall have tendered their resignations effective as of the Effective Time and shall have been replaced by nominees acceptable to Purchaser.

                        (v)  The Funded Debt of the Company and its
                 Subsidiaries determined on a consolidated basis in accordance with GAAP shall not exceed $35.6 million.

                       (vi) The Revolver shall be in full force and effect with adequate availability thereunder.

                      (vii) There shall not be instituted or pending (x) any action or proceeding by any Governmental Entity or (y) any action or proceeding by any other Person, in any case referred to in clauses (x) and (y), before any court or Governmental Entity that has reasonable likelihood of success notwithstanding the reasonable efforts of the Company and Purchaser to dismiss or otherwise terminate such action or proceeding (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages or otherwise directly or indirectly relating to the Transactions, (ii) seeking to restrain or prohibit Purchaser's (including its Subsidiaries and affiliates) ownership or operation of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or to compel Purchaser or any of its Subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, (iii) seeking to impose or confirm material limitations on the ability of Purchaser or any of its Subsidiaries or affiliates to effectively control the business or operations of the Company and its Subsidiaries, taken as a whole, or effectively to exercise full rights of ownership of the Shares or Mirror Preferred Stock, including, without limitation, the right to vote any Shares or Mirror Preferred Stock acquired or owned by

                 Purchaser or any of its Subsidiaries or affiliates on all matters properly presented to the Company's stockholders, or
                 (iv) seeking to require divestiture by Purchaser or any of its Subsidiaries or affiliates of any Shares or Mirror Preferred Stock, and no court, arbitrator or governmental body, agency or official shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the sole judgment of Purchaser is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (i) through (iv);

                     (viii) The Rollover Shareholders shall have executed a stockholders agreement (the "Stockholders Agreement") in form and substance acceptable to Purchaser.

                       (ix) The holders of not more than 10% of the outstanding Shares shall have demanded appraisal of their Shares in accordance with Delaware Law;

                        (x) Purchaser shall be reasonably satisfied that the Merger will be recorded as a "recapitalization" for financial reporting purposes;

                       (xi) The certificate of designation for the Mirror Preferred Stock shall have been accepted for filing by the Delaware Secretary of State;

                      (xii) There will be no more than 7,871,875 shares outstanding, on a fully diluted basis (including, without limitation all Options, Warrants or any other ownership interest in the Company); and

                     (xiii) The Warrant obligations shall have been fully satisfied and the Warrants shall have been canceled in accordance with the terms of said Warrants.

                                   ARTICLE VI
                       TERMINATION, AMENDMENT AND WAIVER

                 SECTION 6.01 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, as the case may be, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the shareholders of the Company:

                 (a) by mutual written consent duly authorized by the Board of Directors of each of Purchaser and the Company; or

                 (b) by Purchaser or the Company if (i) the Effective Time shall not have occurred on or before July 31, 1998; provided, however, that the right to terminate this Agreement under this Section 6.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) any United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the acquisition of Shares or Mirror Preferred by Purchaser or any affiliate illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions; or

                 (c) by either the Company or Purchaser, if Purchaser (in the case of termination by the Company), or the Company (in the case of termination by Purchaser) shall have breached in any material respect any of its obligations under this Agreement or any representation and warranty of Purchaser (in the case of termination by the Company) or the Company (in the case of termination by Purchaser) shall have been incorrect in any material respect when made or at any time prior to the Effective Time;

                 (d) by Purchaser if the Board of Directors of the Company shall have withdrawn or modified or amended, in a manner adverse to Purchaser, its approval or recommendation of this Agreement, the Merger or the Transactions or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger, or approved, recommended or endorsed any proposal for another transaction pursuant to any Acquisition Proposal, or shall have resolved to do any of the foregoing, or if the Company has failed to call the Company Stockholders Meeting or taken any action indicating it will not hold such meeting or failed as promptly as practicable after the Registration Statement is declared effective if necessary to mail the Company Statement to its stockholders or failed to include in such statement the recommendation referred to above;

                 (e) by the Company, upon approval of the Board, if prior to the Effective Time the Board of Directors of the Company shall have withdrawn or modified or amended, in a manner adverse to Purchaser, its approval or recommendation of this Agreement and the Merger or its recommendation that stockholders of the Company adopt and approve this Agreement, the Merger or the Transactions in order to permit the Company to execute a definitive agreement concerning a transaction pursuant to an Acquisition Proposal so long as the Board of Directors of the Company, after consultation with and receipt of advice from its outside legal counsel, determines in good faith that the failure to take such action will constitute a breach of the fiduciary duties of the Board of Directors of the Company under applicable laws, and provided that the Company shall be in compliance with
Section 4.06;

                 (f) by either the Company or Purchaser if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this Agreement and the Merger is voted upon, the requisite stockholder adoption and approval shall not have been obtained.

         The party desiring to terminate this Agreement pursuant to Sections 6.01(b)-(f) shall give written notice of such termination to the other party in accordance with Section 7.02.

                 SECTION 6.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except (i) as set forth in Sections 4.02(b), 6.03 and 7.01 and this
Section 6.02 and (ii) nothing herein shall relieve any party from liability for any breach hereof.

                 SECTION 6.03 Fees. Notwithstanding the provisions of Section 4.08, in the event that:

                 (a)      this Agreement shall have been terminated pursuant to
Section 6.01(f) and within 12 months of any such termination the Company shall have entered into definitive documentation or consummated an agreement with respect to any Acquisition Proposal (whether received prior to or following such termination);

                 (b)      this Agreement is terminated pursuant to Section 6.01
(d) or 6.01(e), or

                 (c) this Agreement (i) is terminated pursuant to Section 6.01(b)(i), or Section 6.01(c) (in the case of a termination by Purchaser) and
(ii) within 12 months of any such termination the Company shall have entered into definitive documentation or consummated an agreement with respect to any Acquisition Proposal (whether received prior to or following such termination);

then, in any such event, the Company shall pay Purchaser (i) prior to such consummation or entering into of definitive documentation in the case of paragraph (a), (ii) prior to such withdrawal or modification in the case of termination pursuant to the Sections referred to in paragraph (b) or (iii) prior to the consummation of any such Acquisition Proposal in the case of paragraph (c), a fee of $4,000,000 (the "Fee").

                 (d) Upon the termination of this Agreement for any reason other than (i) a termination by either the Company or Purchaser pursuant to
Section 6.01(a), (ii) a termination by the Company pursuant to Section 6.01(c) or (iii) a termination that follows a failure of the conditions set forth in Sections 5.01(a)(ii), 5.01(a)(iii), 5.01(b), 5.01(c)(vii), 5.01(c)(viii),
5.01(c)(ix) or 5.01(c)(x) to be satisfied (provided, however, that the failure to satisfy any such condition shall not have resulted from the breach by the Company of any obligation under this Agreement or from any representation or warranty of the Company having been incorrect when made or at any time prior to the Effective Time), the Company shall reimburse Purchaser and its affiliates not later than two business days after submission of a demand thereof for 100% of their costs and expenses incurred in connection with this Agreement and the Transactions (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) provided that the aggregate amount payable pursuant to this Section 6.03(e) shall not exceed $1,750,000.

                 SECTION 6.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Transactions by the shareholders of the Company, no amendment may be made which would require further approval of the stockholders of the Company under applicable law without such further stockholder approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                 SECTION 6.05 Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                   ARTICLE VII
                               GENERAL PROVISIONS

                 SECTION 7.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 6.01, as the case may be, except that the agreements set forth in Article I and Sections 4.07 and 4.08 shall survive the Effective Time indefinitely and those set forth in Sections 4.02(b), 6.02 and 6.03 and this
Section 7.01 shall survive termination indefinitely.

                 SECTION 7.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

         if to Purchaser:         Green I Acquisition Corp.
                                  c/o 399 Venture Partners, Inc.
                                  399 Park Avenue
                                  New York, New York  10043
                                  Facsimile No.: 212-888-2940
                                  Attention: Joseph M. Silvestri, Vice President
         with a copy to:          Morgan, Lewis & Bockius LLP
                                  101 Park Avenue
                                  New York, New York  10178
                                  Facsimile No.: 212-309-6273
                                  Attention:  Philip Werner, Esq.


         if to the Company:

                                  The GNI Group, Inc.
                                  2525 Battleground Road
                                  Deer Park, TX 77536
                                  Facsimile No.: 281-930-0355
                                  Attention: President

with a copy to:                   Bracewell & Patterson, LLP
                                  2900 South Tower Pennzoil Place
                                  700 Louisiana, 7th Floor
                                  Houston, Texas  77002
                                  Facsimile No.: 713-221-1212
                                  Attention: Rick Wittenbraker, Esq.

                 SECTION 7.03 Certain Definitions. For purposes of this Agreement, the term:

                 (a) "affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person;

                 (b) "beneficial owner" with respect to any Shares means a Person who shall be deemed to be the beneficial owner of such Shares (i) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates or Person with whom such Person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

                 (c) "Benefit Plan" means any Plan, existing at the Effective Time or prior thereto, established or to which contributions have at any time been made by the Company, any of its subsidiaries, any ERISA Affiliate, or any predecessor of any of the foregoing, or under which any employee, former employee or director of the Company, any of its subsidiaries or any ERISA Affiliate or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                 (d) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

                 (e) "Capital Lease" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                 (f) "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

                 (g) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                 (h) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources;

                 (i) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental Entity, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal;

                 (j) "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law;

                 (k) "Environmental Law" means any and all federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, common law, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental Entity, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section  9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.
Section  1251 et seq.; the Hazardous Material Transportation Act 49 U.S.C.
Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq.; the Atomic Energy Act of 1954, 42 U.S.C.
Section 2011 et seq; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; Safe Drinking Water Act, 42 U.S.C. Section 300f et. seq. and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Material;

                 (l) "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents, variances, exemptions or authorizations required by any Governmental Entity under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Entity under any applicable Environmental Law;

                 (m) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder;

                 (n) "ERISA Affiliate" means any Person who is, or at any time was, a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, the Company or any of its subsidiaries, or any predecessor of any of the foregoing;

                 (o) "Funded Debt" with respect to any Person means, at any time, without duplication, (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the Ordinary Course of Business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all Capital Lease Obligations of such Person; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not such Person has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) Swap Obligations of such Person; and (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

                 (p) "Guaranties" by any Person means all obligations (other than endorsements in the Ordinary Course of Business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Funded Debt, cash dividend or other monetary obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Funded Debt or obligation or any property or assets constituting security therefor; (ii) to advance or supply funds for the purchase or payment of such Funded Debt or obligation; (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Funded Debt or obligation of the ability of the primary obligor to make payment of the Funded Debt or obligation; or (iv) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Funded Debt for borrowed money shall be deemed to be Funded Debt equal to the principal amount of such Funded Debt for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Funded Debt equal to the maximum aggregate amount of such obligation, liability or dividend unless such Guaranty is limited.

                 (q) "Hazardous Material" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law;

                 (r) "Knowledge" means the actual knowledge, after due investigation, of the officers of the Company or any of its subsidiaries together with the persons listed in Section 7.03(r) of the Company Disclosure Schedule;

                 (s) "Material Adverse Effect" means any change or effect or any event or circumstance which, individually or when taken together with all other changes, effects, events or circumstances, is, or could reasonably be expected to be, materially adverse to the assets, liabilities, business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                 (t) "Multiemployer Plan" means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA with respect to which the Company or any ERISA Affiliate has an obligation to contribute or has or could have withdrawal liability under Section 4201 of ERISA.

                 (u) "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                 (v) "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

                 (w) "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                 (x) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment;

                 (y) "generally accepted accounting principles" means United States generally accepted accounting principles as in effect from time to time consistently applied.

                 (z) "Site" means any of the real properties currently or previously owned, leased or operated by the Company, any subsidiary of the Company, any predecessors of the Company or any such Subsidiary or any entities previously owned by the Company or any such Subsidiary, including all soil, subsoil, surface waters and groundwater thereat; and

                 (aa) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Purchaser or any other Person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

                 (bb) "Swap Obligations" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of any Swap Obligation shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap Obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap Obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then, in each such case, the amount of such obligation shall be the net amount so determined.

                 SECTION 7.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

                 SECTION 7.05 Entire Agreement; Assignment. This Agreement, the Voting Agreements and the Management Voting Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Purchaser may assign all or any of its rights and obligations hereunder to any affiliate or affiliates of Purchaser provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                 SECTION 7.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 4.07 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

                 SECTION 7.07 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                 SECTION 7.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court. THE COMPANY AND PURCHASER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (VERBAL OR WRITTEN) OR ACTION OF THE COMPANY OR PURCHASER.

                 SECTION 7.09 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                 SECTION 7.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        GREEN I ACQUISITION CORP.


                                        By
                                          ---------------------------
                                          Name:
                                          Title:


                                        The GNI Group, Inc.


                                        By
                                          ---------------------------
                                          Name:
                                          Title:

                     [SIGNATURE PAGE TO MERGER AGREEMENT]